STATOIL ASA

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

As Depositary

and

OWNERS AND BENEFICIAL OWNERS OF
AMERICAN DEPOSITARY SHARES

Second Amended and Restated Deposit Agreement

Dated as of ______________, 2013

i

ii

DEPOSIT AGREEMENT

SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of ______________, 2013 among STATOIL ASA, incorporated under the laws of the Kingdom of Norway (herein called the Company), DEUTSCHE BANK TRUST COMPANY AMERICAS, an indirect wholly owned subsidiary of Deutsche Bank A.G., acting in its capacity as depositary (herein called the Depositary), and all Owners and Beneficial Owners from time to time of American Depositary Shares issued hereunder.

W I T N E S S E T H :

WHEREAS, the Company and The Bank of New York entered into that Amended and Restated Deposit Agreement dated as of May 17, 2007 (as previously amended and restated,  the "Old Deposit Agreement") to provide for the deposit of Shares of the Company with the custodian named therein as agent of The Bank of New York for the purposes set forth in such Old Deposit Agreement, for the creation of American depositary shares representing the Shares so deposited and for the execution and delivery of American depositary receipts ("Old Receipts") evidencing the American depositary shares;

WHEREAS, pursuant to the terms of Section 5.04 of the Old Deposit Agreement, the Company has removed The Bank of New York as depositary and has appointed Deutsche Bank Trust Company Americas as successor depositary thereunder;

WHEREAS, the Company and Deutsche Bank Trust Company Americas, in its capacity as successor depositary under the Old Deposit Agreement, now wish to amend and restate the Old Deposit Agreement and the Old Receipts;

WHEREAS, the Company desires to provide, as hereinafter set forth in this Amended and Restated Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Amended and Restated Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited, in specified circumstances, and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Amended and Restated Deposit Agreement;

NOW THEREFORE, in consideration of the premises, the parties hereto hereby amend and restate the Old Deposit Agreement and the Old Receipts in their entirety as follows:

ARTICLE 1.   DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.01.      American Depositary Shares.

The term "American Depositary Shares" shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder.  Each American Depositary Share shall represent the number of Shares specified in Exhibit A to this Deposit Agreement, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall represent the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.02.      Beneficial Owner.

The term "Beneficial Owner" shall mean each person owning from time to time any beneficial interest in the American Depositary Shares evidenced by any Receipt.

SECTION 1.03.      Commission.

The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.04.      Company.

The term "Company" shall mean Statoil ASA, incorporated under the laws of the Kingdom of Norway, and its successors.

SECTION 1.05.      Custodian.

The term "Custodian" shall mean the Oslo office of DNB Bank ASA, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

SECTION 1.06.      Deliver; Surrender.

The terms "deliver" and "surrender" are defined in Section 2.11 of this Deposit Agreement.

SECTION 1.07.      Deposit Agreement.

The term "Deposit Agreement" shall mean this amended and restated Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.08.      Depositary; Principal Office.

The term "Depositary" shall mean Deutsche Bank Trust Company Americas, an indirect wholly owned subsidiary of Deutsche Bank A.G., and any successor as depositary hereunder.  The term "Principal Office", when used with respect to the Depositary, shall mean the principal office of the Depositary at which at any particular time its depositary receipts business shall be administered, which, at the date of this Deposit Agreement, is located at 60 Wall Street, New York, New York 10005, U.S.A.

SECTION 1.09.      Deposited Securities.

The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited (including as contemplated under Section 2.09) under this Deposit Agreement and any and all other securities, property and cash received or deemed to be received by the Depositary or the Custodian in respect or in lieu of such deposited Shares and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

SECTION 1.10.      Dollars; NOK.

The term "Dollars" shall mean United States dollars.  The term "NOK" shall mean Norwegian kroner, the lawful currency of the Kingdom of Norway.

SECTION 1.11       DRS/Profile.

The term 'DRS/Profile" is defined in Section 2.11 of this Deposit Agreement.

SECTION 1.12       DTC.

The term "DTC" is defined in Section 2.11 of this Deposit Agreement.

SECTION 1.13.      Foreign Registrar.

The term "Foreign Registrar" shall mean the entity that carries out the duties of registrar for the Shares.

SECTION 1.14.      Owner.

The term "Owner" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.15.      Receipts.

The term "Receipt(s)" shall mean the certificate(s) or DRS/Profile statements issued by the Depositary evidencing the American Depositary Shares issued under the terms of this Deposit Agreement, as such Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. References to Receipts shall include physical certificated Receipts as well as American Depositary Shares issued through DRS/Profile, unless the context otherwise requires.

SECTION 1.16.      Registrar.

The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

SECTION 1.17.      Restricted Securities.

The term "Restricted Securities" shall mean Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Company, or any affiliate (as defined in Rule 144 to the Securities Act of 1933) of the Company, in a transaction or chain of transactions not involving any public offering, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which would require registration under the Securities Act of 1933 in connection with the public offer and sale thereof in the United States, or which are subject to other restrictions on sale or deposit under the laws of the United States or Norway, or under a shareholder agreement or the articles of association (or similar document)of the Company.

SECTION 1.18.      Securities Act of 1933.

The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.19.      Shares.

The term "Shares" shall mean ordinary shares in registered form of the Company, validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares; provided, however, that, if there shall occur any change in nominal value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.08, an exchange or conversion in respect of the Shares of the Company, the term "Shares" shall thereafter also mean the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion.

ARTICLE 2.	FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.01.      Form and Transferability of Receipts.

(a)           Receipts in certificated form shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  Receipts may be issued in denominations of any number of American Depositary Shares.  No Receipt in certificated form shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary.  The Depositary shall maintain books on which each Receipt so executed and delivered, in the case of Receipts in certificated form, and each Receipt issued through any book-entry system, including, without limitation, DRS/Profile, in either case as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts in certificated form bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

In addition to the foregoing, the Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement or with any provisions of the Company’s articles of association (or similar document) or the laws of Norway as may be reasonably required by the Depositary in order to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange or market upon which American Depositary Shares may be listed, traded or quoted or conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Notwithstanding anything in this Deposit Agreement or in the Receipt to the contrary, American Depositary Shares shall be evidenced by  Receipts issued through DRS/Profile unless certificated Receipts are specifically requested by the Owner.  Owners and Beneficial Owners shall be bound by the terms and conditions of this Deposit Agreement and of the form of Receipt, regardless of whether their Receipts are certificated or issued through DRS/Profile.

(b)           Subject to the limitations contained herein and in the form of Receipt, title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed (in the case of certificated Receipts) or upon delivery to the Depositary of proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt, unless such holder is the Owner thereof.

SECTION 2.02.      Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement and applicable law, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to any Custodian hereunder, accompanied by the following: (A)(i) in the case of Shares issued in certificated form, appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian and (ii) in the case of Shares delivered by book-entry transfer, confirmation of such book-entry transfer to the Custodian or that irrevocable instructions have been given to cause such Shares to be so transferred, (B) such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and (C) if the Depositary requires, a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposit.  No Share shall be accepted for deposit unless accompanied by evidence reasonably satisfactory to the Depositary that all conditions to such deposit have been met and any necessary approval has been granted by, and there has been compliance with the rules and regulations of, any applicable governmental agency in Norway, including any governmental body in Norway which is then performing the function of the regulation of currency exchange. If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the Foreign Registrar, if applicable, are closed, shall also be accompanied by (i) an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, distribution, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary, and (ii) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to vote such deposited Shares, insofar as permitted under the laws of Norway and the articles of association (or similar document) of the Company, for any and all purposes until the Shares are registered in the name of the Depositary, the Custodian or any nominee. Subject to the terms and conditions of Section 2.09 hereof, the Depositary may issue Receipts against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.

Upon each delivery to a Custodian of Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be practicably accomplished, present the Shares so deposited, together with the appropriate instrument or instruments of transfer or endorsement, duly stamped, to the Company or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or a nominee, in each case for the account of the Owners, at such place or places as the Depositary shall determine.

SECTION 2.03.      Execution and Delivery of Receipts.

Upon receipt by any Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Company or the Foreign Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Company or the Foreign Registrar, as the case may be, that any Deposited Securities have been recorded upon the books of the Company or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from such Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall, as promptly as practicable, execute and deliver at its Principal Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees and expenses of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.09, and of all taxes and governmental charges and fees, if any, payable in connection with such deposit and the transfer of the Deposited Securities.  The Depositary shall not execute and deliver Receipts except in accordance with this Section 2.03 or Sections 2.04, 2.07, 2.09, 4.03, 4.04 or 4.08.

SECTION 2.04.      Registration of Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may appoint upon at least 20 days’ written notice to the Company one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.05.      Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Principal Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 and payment of all taxes and governmental charges, if any, payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the articles of association (or similar document) of the Company, the provisions of or governing the Deposited Securities and applicable law, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt.  Delivery of such Deposited Securities may be made by the delivery of (a) Shares to the account specified by such Owner or, if certificates for Shares are available, certificates in the name of such Owner or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall, as promptly as practicable, direct the Custodian to deliver at the office of such Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement and the articles of association (or similar document) of the Company, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates, if any, and other proper documents of title, if any, for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Principal Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

Neither the Depositary nor the Custodian shall deliver Shares, (other than to the Company or its agent as contemplated by Section 4.08), or otherwise permit Shares to be withdrawn from the facility created hereby, except upon the surrender of Receipts.

SECTION 2.06.      Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees of the Depositary as provided in Section 5.09, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any reasonable regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.06.

The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally or the combination or split-up of Receipts may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to the provisions of the following sentence.  Notwithstanding anything to the contrary in this Deposit Agreement, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, or (iv) any other reason that may at the time be specified in paragraph I(A)(1) of the General Instructions to Form F-6 or any successor provision thereto.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares which would be required to be registered under the provisions of the Securities Act of 1933 for the public offer and sale thereof in the United States unless a registration statement is in effect as to such Shares for such offer and sale.  The Depositary will comply with written instructions of the Company that the Depositary shall not accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws in the United States.

SECTION 2.07.      Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, unless the Depositary has notice that such Receipt has been acquired by a bona fide purchaser, the Depositary shall execute and deliver a new Receipt of like tenor (in uncertificated form unless  a certificated Receipt is specifically requested) in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond acceptable to the Depositary and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.08.      Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be canceled by the Depositary.  The Depositary is authorized to destroy Receipts so canceled, subject to Section 2.10.

SECTION 2.09.      Pre-Release of Receipts.

Unless requested in writing by the Company to cease doing so, notwithstanding Section 2.03 hereof, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 (a "Pre-Release").  The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts or Shares are to be delivered (the "Pre-Releasee"), that the Pre-Releasee, or its customer, (i) owns at the time of the Pre-Release transaction the Shares or American Depositary Shares to be remitted, as the case may be (ii) agrees to indicate the Depositary as owner of such Shares or American Depositary Shares in its records and to hold such Shares or American Depositary Shares in trust for the Depositary until such Shares or American Depositary Shares are delivered to the Depositary or the Custodian, (iii) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or American Depositary Shares, and (iv) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares represented by American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee’s obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee’s obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 2.10.      Maintenance of Records.

The Depositary agrees to maintain or cause its agents to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.05, substitute Receipts delivered under Section 2.07, and of cancelled or destroyed Receipts under Section 2.08, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary.

SECTION 2.11.      Uncertificated American Depositary Shares; DTC Direct Registration System.

Notwithstanding anything to the contrary in this Deposit Agreement:

(a)           American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to this Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of this Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of this Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.

(b)           (i)           The term "deliver", or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor ("DTC"), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person,  (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Principal Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(ii)           The term "surrender", when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Principal Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt  or (C) surrender to the Depositary at its Principal Office of one or more Receipts evidencing American Depositary Shares.

(c)           American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.

(d)           The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and DRS/Profile as provided in subsection (f) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and DRS/Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e)           Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f)           (i)           The parties acknowledge that the Direct Registration System ("DRS") and Profile Modification System ("DRS/Profile") shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  DRS/Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii)           In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE 3.	CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF RECEIPTS

SECTION 3.01.       Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws or regulations or terms of this Deposit Agreement or the Receipts, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may reasonably deem necessary or proper or as the Company may reasonably require.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.  The Depositary shall provide copies of any such proofs, certificates or other information to the Company as promptly as practicable upon request by the Company, unless such disclosure is prohibited by law.

SECTION 3.02.       Liability of Owner or Beneficial Owner for Taxes.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Share, Receipt, American Depositary Share or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such Receipt to the Depositary.  The Depositary may refuse to effect any transfer of such Receipt, any split-up or combination affecting such Receipt, or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made. The Company, the Custodian and/or the Depositary may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax (including applicable interest and penalties) or other governmental charge and the Owner or Beneficial Owner of such Receipt shall remain liable for any deficiency.  Every Owner and Beneficial Owner agrees to, and shall, indemnify the Depositary, the Company, the Custodian and each and every of their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims with respect to taxes, additions to tax (including applicable interest and penalties thereon) arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for or by such Owner and/or Beneficial Owner.  The obligations of Owners and Beneficial Owners of Receipts under this Section 3.02 shall survive any transfer of Receipts, any surrender of Receipts and withdrawal of Deposited Securities, or the termination of this Deposit Agreement.

SECTION 3.03.       Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares are validly issued, fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares , (ii) were legally obtained by such person, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the American Depositary Shares representing such Shares would not be, Restricted Securities and (v) the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares, the execution and delivery of Receipts, the issuance and cancellation of American Depositary Shares in respect of such Shares and the transfer of such American Depositary Shares.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

SECTION 3.04.       Disclosure of Beneficial Ownership.

The Company may from time to time request Owners to provide information (a) as to the capacity in which such Owners own or owned American Depositary Shares, (b) regarding the identity of any other persons then or previously interested in such American Depositary Shares and (c) the nature of such interest and various other matters.  Each Owner agrees to provide any information requested by the Company or the Depositary pursuant to this Section to the extent that such information is reasonably available to such Owner and the disclosure of such information would be permitted by applicable law.  The Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to the Owners and to forward to the Company any responses to such requests received by the Depositary.

ARTICLE 4.           THE DEPOSITED SECURITIES

SECTION 4.01.       Cash Distributions.

Whenever the Depositary or its agent shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, or shall cause its agent to, as promptly as practicable after its receipt of such dividend or distribution subject to the provisions of Section 4.05, convert such dividend or distribution into Dollars, transfer such Dollars to the United States and shall, as promptly as practicable, distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.09) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto.  The Company or its agent will remit to the appropriate governmental agency in Norway all amounts withheld and owing to such agency.  The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of Receipts.

SECTION 4.02.       Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Sections 4.11 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in Section 4.01, 4.03 or 4.04, the Depositary shall, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Beneficial Owners) the Depositary deems such distribution not to be feasible, the Depositary may after consultation with the Company adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash pursuant to Section 4.01; provided, further, that no distribution to Owners pursuant to this Section 4.02 shall be unreasonably delayed by any action of the Depositary or any of its agent.  To the extent such securities or property or the net proceeds thereof are not distributed to Owners as provided in this Section 4.02, the same shall constitute Deposited Securities and each American Depositary Share shall thereafter also represent its proportionate interest in such securities, property or net proceeds.  The Depositary may withhold any distribution of securities under this Section 4.02 if it has not received satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933.

SECTION 4.03.       Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may distribute, as promptly as practicable, to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees and expenses of the Depositary as provided in Section 5.09. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01; provided, however, that no distribution to Owners pursuant to this Section 4.03 shall be unreasonably delayed by any action of the Depositary or any of its agents.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby; provided that, in any such event, the Depositary may sell the Shares distributed upon the Deposited Securities and distribute the net proceeds, all in the manner and subject to the conditions set forth in Section 4.01.  The Depositary may withhold any distribution of Receipts under this Section 4.03 if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933.

SECTION 4.04.       Rights.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason it would be unlawful or not feasible for the Depositary either to make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines in that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary shall distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form and in such manner as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will as promptly as practicable make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver Receipts to such Owner; provided, however, that in the case of a distribution pursuant to the second paragraph of this Section, such deposit shall be made, and depositary shares shall be delivered, under depositary arrangements which provide for issuance of depositary receipts subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under applicable United States laws and such depositary receipts shall be legended in accordance with such laws.

If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it will be its reasonable efforts to sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasiblely make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.  Such proceeds shall be distributed as promptly as practicable in accordance with Section 4.01 to the Owners entitled to them.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in this Deposit Agreement shall create, or shall be construed as creating, any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.  If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

SECTION 4.05.       Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can, pursuant to applicable law, be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted as promptly as practicable, by sale or in any other manner that it may determine in accordance with applicable law, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary or the Custodian shall have distributed any rights, warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such rights, warrants or instruments upon surrender thereof for cancellation in each case pursuant to Section 4.01.  Such distribution or conversion may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary or the Custodian shall file, as promptly as practicable, such application for approval or license, if any, as it may deem desirable.

Owners understand that in converting foreign currency into Dollars, amounts received on conversion are calculated at a rate which may exceed the number of decimal places used by the Depositary to report distribution rates (which in any case will not be less than two decimal places).  Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

SECTION 4.06.       Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date, which date shall, (x) be the same date as the record date fixed by the Company, if any, to the extent practicable, or (y) if different from the record date fixed by the Company, be as near as practicable to the record date fixed by the Company, or, if more than five (5) business days after such record date, be fixed after consultation with the Company (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting or (iii) who shall be responsible for any fee or charges assessed by the Depositary pursuant to this Deposit Agreement,  (b) on or after which each American Depositary Share will represent the changed number of Shares, or (c) for any other purpose under the Deposit Agreement.  Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, and to give voting instructions and to act in respect of any other such matter or be obligated in respect of any fees, charges or other matters hereunder.

SECTION 4.07.       Voting of Deposited Securities.

(a)           Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company, as soon as practicable thereafter, mail to the Owners a notice, which shall contain:

(i)           such information (or a summary thereof) as is contained in such notice of meeting received by the Depositary from the Company;

(ii)           a statement that each Owner as of the close of business on a specified record date will be entitled, subject to any applicable provisions of Norwegian law, the articles of association (or similar document) of the Company and according to the rules of the Foreign Registrar, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by that Owners' Receipts provided that such Owner is, or is acting upon the instruction of, the Beneficial Owner of such Deposited Securities and if that Owner is registered as a shareholder of the Company with the Foreign Registrar prior to the meeting; and

(iii)           a statement as to the manner in which such instructions may be given.

(b)           Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under Norwegian law, the Deposit Agreement, the provisions of the articles of association (or similar document) of the Company and the rules of the Foreign Registrar to:

(i)           cause the number of Deposited Securities underlying that Owner’s American Depositary Shares to which that Owner’s request relates to be temporarily registered in the records of the Foreign Registrar in the name of the Beneficial Owner or Beneficial Owners specified by that Owner on the condition that the Foreign Register will re-register those Deposited Securities immediately after conclusion of the shareholders’ meeting in the name of the Depositary or its nominee or the Custodian or its nominee;

(ii)           notify the Company of its intention to vote the amount of Shares or other Deposited Securities referred to in clause (b)(i) above; and

(iii)           as proxy, to vote or cause to be voted , or otherwise to give effect to the written request of that Owner by voting or causing to be voted, the amount of Shares or other Deposited Securities referred to in clause (b)(i) above in accordance with  instructions set forth in such request.

(c)           The Depositary shall not attempt to carry out a voting instruction with respect to American Depositary Shares unless:

(i)           either:

A.           the Owner of those American Depositary Shares states in its voting instruction that it is the Beneficial Owner of those American Depositary Shares; or

B.           the voting instruction identifies the Beneficial Owner or Beneficial Owners of those American Depositary Shares;

(ii)           the Owner of those American Depositary Shares either:

A.           agrees with the Depositary that the Depositary will block registration of transfer of the Receipt evidencing those American Depositary Shares; or

B.           delivers those American Depositary Shares to a blocked account with DTC for the account of the Depositary and notifies the Depositary that those American Depositary Shares are being held in a blocked account;

until the conclusion of the meeting at which voting rights are to be exercised on behalf of that Owner; and

(iii)           the voting instruction sets forth the date upon which it was signed.

(d)           The Depositary shall not vote any Deposited Securities other than in accordance with instructions received from Owners.

(e)           The Depositary will not charge Owners for taking the actions specified in subsections (b) and (c) above in connection with shareholders’ meetings.

(f)           Subject to the rules of any securities exchange or automated inter-dealer quotation system on which American Depositary Shares or the Deposited Securities represented thereby are listed or quoted, upon a written request by the Company, the Depositary shall deliver, at least two business days prior to the date of a shareholders’ meeting, to the Company, copies of all instructions received from Owners in accordance with which the Depositary will vote, or cause to be voted, Deposited Securities at that meeting.  Delivery of instructions will be made at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary); provided, however, that payment of such expense shall not be a condition precedent to the obligations of the Depositary under this Section 4.07.

SECTION 4.08.       Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or its nominee or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.09.       Reports.

The Depositary shall make available for inspection by Owners at its Principal Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities (or in respect of Deposited Securities held by the Depositary’s nominee or by the Custodian or its nominee on behalf of the Depositary) and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also send to the Owners copies of such reports when furnished by the Company pursuant to Section 5.06.  Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English, to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

SECTION 4.10.       Lists of Owners.

Promptly upon request by the Company, the Depositary shall, at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary), furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11.       Taxation: Withholding.  Owners and Beneficial Owners of American Depositary Shares may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary's or the Custodian's obligations under applicable law.

The Company shall remit to the Depositary information about all taxes and/or governmental charges withheld or paid by it, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form satisfactory to the Depositary.  The Depositary and the Custodian shall not be required to provide the Owners with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary.  Neither the Depositary nor the Custodian shall be liable for the failure by any Owner or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Owner's or Beneficial Owner's income tax liability.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems reasonably necessary and practicable to pay such taxes and/or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes and/or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

The Depositary is under no obligation to provide the Owners and Beneficial Owners with any information about the tax status of the Company. The Depositary shall not incur any liability for any tax consequences that may be incurred by Owners and Beneficial Owners on account of their ownership of the American Depositary Shares, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a "Passive Foreign Investment Company" (as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

ARTICLE 5.           THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

SECTION 5.01.        Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers, combinations and split-ups and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books, at its Principal Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, with notice to the Company if other than in the ordinary course of business, when deemed expedient by it in connection with the performance of its duties hereunder.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.  The Company shall have the right, upon reasonable request, to inspect the transfer and registration records of the Depositary relating to the Receipts, to take copies thereof and to require the Depositary and any co-registrars to supply copies of such portions of such records as the Company may request.

SECTION 5.02.        Exoneration.

 Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner, Beneficial Owner or  third party (i) by reason of any provision of any present or future law or regulation of the United States or any state thereof, Norway or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the articles of association or other constituent documents of the Company, or by reason of any provision of or governing any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company or their respective controlling persons or agents shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty or restraint on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Owner, Beneficial Owner  or third party by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, or (iii) for any action or inaction of the Depositary, the Custodian or the Company or their respective controlling persons or agents in reliance upon any written notice, request, opinion or other document believed by it to be genuine and to have been signed or presented by the proper party or parties, or (iv) for the inability by an Owner or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners of American Depositary Shares.

Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03, or an offering or distribution pursuant to Section 4.04, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary, after consultation with the Company, shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.03.      Obligations of the Depositary, the Custodian and the Company.

The Company and its agents assume no obligation nor shall they be subject to any liability under this Deposit Agreement or any Receipts to Owners or Beneficial Owners or other persons (other than the Company's obligations specifically set forth in Section 5.08), except that the Company agrees to perform its obligations specifically set forth in this Deposit Agreement or the applicable Receipts without gross negligence or willful misconduct.

The Depositary and its agents assume no obligation nor shall they be subject to any liability under this Deposit Agreement or any Receipts to any Owner or Beneficial Owner or other persons (other than the Depositary's obligations specifically set forth in Section 5.08) except that the Depositary agrees to perform its obligations specifically set forth in this Deposit Agreement or the applicable Receipts without gross negligence or willful misconduct.

Neither the Depositary, nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company nor their respective controlling persons or agents shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information.

In no event shall the Depositary, the Company or any of their respective directors, officers, employees, agents and/or affiliates, or any of them, be liable for any indirect, special, punitive or consequential damages ("Special Damages") to the Owners, Beneficial Owners or other third parties.

The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Owners or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement, for any foreign exchange exposure or loss incurred in connection with any sale of securities or for the failure or timeliness of any notice from the Company.

The Depositary and its agents shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence or willful misconduct while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.04.      Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by 120 days’ prior written notice of such removal, to become effective upon the later of (i) the 120th day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts that are reasonable under the circumstances to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts.  Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05.      The Custodians.

The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it.  Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary.  If upon the effectiveness of such resignation there would be no Custodian acting hereunder, the Depositary shall, as promptly as practicable appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder.  The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged.  Whenever the Depositary in its discretion determines that it is appropriate to do so, it may appoint a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians hereunder.  To the extent practicable, the Depositary shall notify the Company of the appointment of a substitute or additional Custodian at least 30 days prior to the date on which such appointment is to become effective.  Upon demand of the Depositary any resigning or discharged Custodian shall deliver such of the Deposited Securities held by it as are requested of it, together with all such records maintained by it as Custodian, to any other Custodian designated by the Depositary or such substitute or additional custodian or custodians.  Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

SECTION 5.06.      Notices and Reports.

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in English but otherwise in the form given or to be given to holders of Shares or other Deposited Securities.

The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares.  If requested in writing by the Company, the Depositary will arrange for the mailing, at the Company’s expense, of copies of such notices, reports and communications to all Owners.  The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

The Company has delivered to the Depositary and the Custodian a copy (in English or with an English translation) of all provisions of the articles of association (or similar document) of the Company governing the Shares and any other Deposited Securities.  As promptly as practicable upon any change in such provisions, the Company shall deliver as promptly as practicable to the Depositary and the Custodian a copy (in English or with an English translation) of such provisions as so changed.  The Depositary and its agents may rely on the copy of such provisions as so delivered for all purposes of this Deposit Agreement.

SECTION 5.07.      Distribution of Additional Shares, Rights, etc.

The Company agrees that in the event of any issuance or distribution of (1) additional Shares, (2) securities convertible into, or exchangeable for, Shares, or (3) rights to subscribe for any such securities (each a “Distribution”), the Company will take all action necessary to ensure that no violations by the Company or the Depositary of the Securities Act of 1933 or other applicable securities laws will result from such Distribution.

The Company agrees with the Depositary that neither the Company nor any company controlled by, controlling or under common control with the Company will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933 or the Company furnishes to the Depositary a written opinion from U.S. counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, stating such Shares could be offered and sold publicly by the holder in the United States without further registration of those Shares under the Securities Act of 1933.

SECTION 5.08.      Indemnification.

The Company agrees to indemnify the Depositary, the Custodian and their respective directors, employees, agents and affiliates acting in such capacities hereunder against, and hold each of them harmless from, any liabilities, losses, taxes (other than income taxes owing by the Depositary on amounts earned hereunder), costs, claims, judgments, proceedings, actions, charges or expenses of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) (collectively referred to as "Losses") which may arise out of (a) any registration with the Commission of American Depositary Shares or Deposited Securities, or the offer, sale, issuance, transfer, deposit or withdrawal of Receipts, American Depositary Shares, the Shares, or other Deposited Securities, or (b) acts performed or omitted, pursuant to the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, in each case (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates acting in such capacities hereunder, except for any liability or expense directly arising out of the gross negligence or willful misconduct of any of them, and except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as applicable, furnished in writing to the Company by the Depositary or the Custodian, as applicable, expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the Shares, or, if such information is provided, material omissions from such information, or (ii) by the Company or any of its directors, employees, agents and affiliates acting in such capacities hereunder.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any Pre-Release (as defined in Section 2.09) but only to the extent that any such liability or expense arises in connection with (a) any United States federal, state or local income tax laws or (b) the failure of the Depositary to deliver Deposited Securities when required under the terms of Section 2.05.  However, the indemnities contained in the preceding paragraph shall apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of Shares or American Depositary Shares, except to the extent any such liability arises out of (i) information relating to the Depositary or any Custodian, as applicable, furnished in writing to the Company by the Depositary or any Custodian, as applicable, expressly for use in any of the foregoing documents, or (ii) if such information is provided, material omissions from such information furnished by the Depositary or any Custodian.

The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates acting in such capacities hereunder and hold them harmless from any Losses which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, to the extent such Loss is due to the gross negligence or willful misconduct of the Depositary or its directors, employees, agents and affiliates acting  in such capacities hereunder. In no event shall the Depositary be liable for any Special Damages.

Notwithstanding any other provision of this Deposit Agreement or any Receipts to the contrary, the Company shall not be liable to the Depositary for any Special Damages except in the case of a claim to the Company for indemnification of Special Damages to the extent such Special Damages arise from or out of a claim brought by a third party, Owner or Beneficial Owner against the Depositary or its agents and such Special Damages did not directly arise out of the gross negligence or willful misconduct of the Depositary or its agents acting in such capacity hereunder, as the case may be.

 The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

Any person seeking indemnification hereunder (an "Indemnified Person") shall notify the person from whom it is seeking indemnification (the "Indemnifying Person") of the commencement of any indemnifiable action or claim promptly after such Indemnified Person becomes aware of such commencement and shall consult in good faith with the Indemnifying Person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances.  No Indemnified Person shall comprise or settle any such action or claim without the consent in writing of the Indemnifying Person (which consent shall not be unreasonably withheld or delayed).

SECTION 5.09.      Charges of Depositary.

The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present its statement for such charges and expenses to the Company at least once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03) or by Owners, as applicable:  (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 and the surrender of Receipts or cancellation of American Depositary Shares pursuant to Section 2.05, 6.02 or 4.08, (6)  a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 hereof, (7) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners, (8) any other charges payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 and shall be collected at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions), and (9) an annual fee of $0.05 or less per American Depositary Share for the operation and maintenance costs in administering the American Depositary Share program.

The Depositary, subject to Section 2.05 and 2.09 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

SECTION 5.10.      Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company reasonably requests that such papers be retained for a longer period.

SECTION 5.11.      Exclusivity.

The Company agrees not to appoint any other depositary for issuance of American depositary receipts so long as Deutsche Bank Trust Company Americas is acting as Depositary hereunder.

SECTION 5.12.      List of Restricted Securities Owners.

The Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities as of the date hereof and the Company shall update that list on a regular basis.  The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities, so long as they remain such, are ineligible for deposit hereunder.  The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE 6.           AMENDMENT AND TERMINATION

SECTION 6.01.      Amendment.

The form of the Receipts, the Receipts outstanding at any time and any provisions of this Deposit Agreement may at any time and from time to time be amended by written agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners in any respect which the Company and the Depositary may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise materially prejudice any substantial existing right of Owners or Beneficial Owners, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts. The parties hereto agree that any amendments which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or the Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Owners, shall be deemed not to materially prejudice any substantial rights of Owners or Beneficial Owners. Every Owner and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such Receipt or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations.  Such amendment to the Deposit Agreement in such circumstances may become effective before a notice of such amendment is given to Owners or within any other period of time as required for compliance with such laws, rules or regulations.

SECTION 6.02.      Termination.

The Depositary shall, at any time at the direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Principal Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges) and except as provided in Section 5.08.  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09.

ARTICLE 7.           MISCELLANEOUS

SECTION 7.01.      Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any Owner or Beneficial Owner during business hours.

SECTION 7.02.      No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.03.      Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04.      Owners and Beneficial Owners as Parties;  Binding Effect.

The Owners and Beneficial Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof or any interest therein.

SECTION 7.05.      Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Statoil ASA, N-4035 Stavanger, Norway, Facsimile: + 47 51 99 00 40 Attention: Legal Department, or any other place to which the Company may have transferred its principal office with notice to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, USA Attention:  ADR Department, telephone:  (001) 212 602-1044, facsimile:  (001) 212 797 0327 or to any other address which the Depositary may specify in writing to the Company.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request. Notice to Owners shall be deemed to be notice to Beneficial Owners for all purposes of this Deposit Agreement.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.06.      Submission to Jurisdiction; Appointment of Agent for Service of Process.

The Company hereby (i) irrevocably designates and appoints Corporation Service Company (CSC), 1180 Avenue of the Americas, Suite 210, New York, New York 10036, as the Company’s authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) irrevocably consents and submits to the jurisdiction of any state or federal court in the City of New York in which any such suit or proceeding may be instituted, and (ii) agrees that service of process by mail upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company agrees that the failure of such agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. The Company agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by such agent of its appointment as such agent.  The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Agreement remains in force. If for any reason such agent shall cease to be available to act as such, the Company agrees to designate a new agent in the City of New York on the terms and for the purposes of this Section 7.06 reasonably satisfactory to the Depositary. In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.06, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

 EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN RECEIPTS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE AMERICAN DEPOSITARY RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

The provisions of this Section 7.06 shall survive any termination of this Deposit Agreement, in whole or in part.

SECTION 7.07.      Waiver of Immunities.

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

SECTION 7.08.      Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York, except with respect to its authorization and execution by the Company, which shall be governed by the laws of the Kingdom of Norway.

SECTION 7.09       Amendment and Restatement of Old Deposit Agreement.

The Deposit Agreement amends and restates the Old Deposit Agreement in its entirety to consist exclusively of the Deposit Agreement, and each Old Receipt is hereby deemed amended and restated to substantially conform to the form of Receipt set forth in Exhibit A annexed hereto, except that, to the extent any portion of either such amendment and restatement would prejudice any substantial existing right of registered holders of Old Receipts, such portion shall not become effective as to such holders until 30 days after such holders shall have received notice thereof, such notice to be conclusively deemed given upon the mailing to such holders of notice of such amendment and restatement which notice contains a provision whereby such holders can receive a copy of the form of Receipt.

IN WITNESS WHEREOF, STATOIL ASA and DEUTSCHE BANK TRUST COMPANY AMERICAS  have duly executed this Deposit Agreement as of the day and year first set forth above and all Owners and Beneficial Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof or any interest therein.

STATOIL ASA By: __________________________________ Name: Title: DEUTSCHE BANK TRUST COMPANY AMERICAS By: _______________________________ Name: Title: By: _______________________________ Name: Title:

EXHIBIT A

No.	AMERICAN DEPOSITARY SHARES (Each American Depositary Share represents one deposited Share)

DEUTSCHE BANK TRUST COMPANY AMERICAS

AMERICAN DEPOSITARY RECEIPT

FOR ORDINARY SHARES

NOMINAL VALUE NOK 2.5 EACH OF

STATOIL ASA

(INCORPORATED UNDER THE LAWS OF THE KINGDOM OF NORWAY)

DEUTSCHE BANK TRUST COMPANY AMERICAS , as depositary (herein called the "Depositary"), hereby certifies that____________________________________________, or registered assigns IS THE OWNER OF _____ AMERICAN DEPOSITARY SHARES representing deposited ordinary shares (herein called "Shares") of Statoil ASA, incorporated under the laws of The Kingdom of Norway (herein called the "Company").  At the date hereof, each American Depositary Share represents one Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal Oslo office of DNB Bank ASA (herein called the "Custodian").  The Depositary's Principal Office is located at 60 Wall Street, New York, New York 10005, U.S.A.

1.	THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement~~,~~ dated as of June 15, 2001, as amended and restated as of May 17, 2007 and as further amended and restated as of __________, 2013, as the same may be amended from time to time in accordance with its terms (the "Deposit Agreement"), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt or any interest therein agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary’s Principal Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.	SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Principal Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the articles of association (or similar document) of the Company, the provisions of or governing the Deposited Securities and applicable law, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued.  Delivery of such Deposited Securities may be made by the delivery of (a) Shares to the account specified by such Owner or, if certificates for Shares are available, certificates in the name of the Owner hereof or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt.  Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Principal Office of the Depositary; provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Principal Office of the Depositary shall be at the risk and expense of the Owner hereof.

3.	TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Principal Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt, the delivery of any distribution thereon or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees of the Depositary as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any reasonable regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article 3.

The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally or the combination or split-up of Receipts may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence.  Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, or (iv) any other reason that may at the time be specified in paragraph I(A)(1) of the General Instructions to Form F-6 or any successor provision thereto.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares which would be required to be registered under the provisions of the Securities Act of 1933 for the public offer and sale thereof in the United States unless a registration statement is in effect as to such Shares for such offer and sale.

4.	LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES; WITHHOLDING ETC..

If any tax or other governmental charge shall become payable with respect to any Share, Receipt, American Depositary Share or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner hereof to the Depositary.  The Depositary may refuse to effect any transfer of this Receipt, any split-up or combination affecting such Receipt, or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made. The Company, the Custodian and/or the Depositary may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax (including applicable interest and penalties) or other governmental charge and the Owner or Beneficial Owner hereof shall remain liable for any deficiency. Every Owner and Beneficial Owner agrees to, and shall, indemnify the Depositary, the Company, the Custodian and each and every of their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims with respect to taxes, additions to tax (including applicable interest and penalties thereon) arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for or by such Owner and/or Beneficial Owner.  The obligations of Owners and Beneficial Owners of Receipts under this paragraph shall survive any transfer of Receipts, any surrender of Receipts and withdrawal of Deposited Securities, or the termination of this Deposit Agreement.

Owners and Beneficial Owners of American Depositary Shares may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary's or the Custodian's obligations under applicable law.

The Depositary and the Custodian shall not be required to provide the Owners with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary.  Neither the Depositary nor the Custodian shall be liable for the failure by any Owner or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Owner's or Beneficial Owner's income tax liability.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems reasonably necessary and practicable to pay such taxes and/or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes and/or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.  The Depositary is under no obligation to provide the Owners and Beneficial Owners with any information about the tax status of the Company. The Depositary shall not incur any liability for any tax consequences that may be incurred by Owners and Beneficial Owners on account of their ownership of the American Depositary Shares, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a "Passive Foreign Investment Company" (as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

5.	WARRANTIES ON DEPOSIT OF SHARES.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares are validly issued, fully paid, non-assessable, and free of any preemptive rights of the holders of outstanding Shares, (ii) were legally obtained by such person, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the American Depositary Shares representing such Shares would not be, Restricted Securities and (v) the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares, the execution and delivery of Receipts, the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of American Depositary Shares.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

6.	FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may reasonably deem necessary or proper or as the Company may reasonably require.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.  No Share shall be accepted for deposit unless accompanied by evidence reasonably satisfactory to the Depositary that any necessary approval has been granted by any governmental body in Norway which is then performing the function of the regulation of currency exchange.

7.	CHARGES OF DEPOSITARY.

The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present its statement for such charges and expenses to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement), or by Owners, as applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement and the surrender of Receipts or cancellation of American Depositary Shares pursuant to Section 2.05,  6.02 or 4.08 of the Deposit Agreement, (6)  a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 of the Deposit Agreement, (7) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Owners,  (8) any other charges payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit Agreement and shall be collected at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions), and (9) an annual fee of $0.05 or less per American Depositary Share for the operation and maintenance costs in administering the American Depositary Share program. The Depositary, subject to Articles 2 and 8 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8.	PRE-RELEASE OF RECEIPTS.

Unless requested in writing by the Company to cease doing so, notwithstanding Section 2.03 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (a "Pre-Release").  The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts or Shares are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns at the time of the Pre-Release transaction the Shares or American Depositary Shares to be remitted, as the case may be, (ii) agrees to indicate the Depositary as owner of such Shares or American Depositary Shares in its records and to hold such Shares or American Depositary Shares in trust for the Depositary until such Shares or American Depositary Shares are delivered to the Depositary or the Custodian, (iii) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or American Depositary Shares, and (iv) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares represented by American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee’s obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee’s obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.	TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive Owner and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed (in the case of certificated Receipts) or upon delivery to the Depositary of proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner hereof as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt, unless such holder is the Owner hereof.

10.	VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary.

11.	REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Commission.  Such reports will be available for inspection and copying by Owners and Beneficial Owners at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners of Receipts at its Principal Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities (or in respect of Deposited Securities held by the Depositary’s nominee or by the Custodian or its nominee on behalf of the Depositary) and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary will also send to Owners of Receipts copies of such reports when furnished by the Company pursuant to the Deposit Agreement.  Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Depositary will keep books, at its Principal Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

12.	DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary or its agent receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, or shall cause its agent to, as promptly as practicable after its receipt of such dividend or distribution, convert such dividend or distribution into dollars, transfer such Dollars to the United States and will, as promptly as practicable, distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement) to the Owners of Receipts entitled thereto; provided, however, that in the event that the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Sections 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Section 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement) will be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash pursuant to Section 4.01 of the Deposit Agreement; provided, further, that no distribution to Owners pursuant to Section 4.02 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents.  To the extent such securities or property or the net proceeds thereof are not distributed to Owners as provided in Section 4.02 of the Deposit Agreement, the same shall constitute Deposited Securities and each American Depositary Share shall thereafter also represent its proportionate interest in such securities, property or net proceeds.  The Depositary may withhold any distribution of securities under Section 4.02 of the Deposit Agreement if it has not received satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may distribute, as promptly as practicable, to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement; provided, however that no distribution to Owners pursuant to Section 4.03 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or any of its agents.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby; provided that, in any such event, the Depositary may sell the Shares distributed upon the Deposited Securities and distribute the net proceeds, all in the manner and subject to the conditions set forth in Section 4.01 of the Deposit Agreement.  The Depositary may withhold any distribution of Receipts under Section 4.03 if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933.

13.	RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall after consultation with the Company have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason it would be unlawful or not feasible for the Depositary to either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary shall distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form and in such manner as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will, as promptly as practicable, make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Owner; provided, however, that in the case of a distribution pursuant to the preceding paragraph, such deposit shall be made, and depositary shares shall be delivered, under  depositary arrangements which provide for issuance of depositary receipts subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under applicable United States laws and such depositary receipts will be legended in accordance with such laws.

If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it will use its reasonable efforts to sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasiblely make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.  Such proceeds will be distributed as promptly as practicable in accordance with Section 4.01 of the Deposit Agreement to the Owners entitled to them.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement shall create, or shall be construed as creating, any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.  If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14.	CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can, pursuant to applicable law, be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted as promptly as practicable, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary or the Custodian shall have distributed any warrants, rights or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants, rights or instruments upon surrender thereof for cancellation in each case pursuant to Section 4.01 of the Deposit Agreement.  Such distribution or conversion may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary or the Custodian shall file as promptly as practicable such application for approval or license, if any, as it may deem desirable.

Owners understand that in converting foreign currency into Dollars, amounts received on conversion are calculated at a rate which may exceed the number of decimal places used by the Depositary to report distribution rates (which in any case will not be less than two decimal places).  Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

15.	RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date, which date shall (x) be the same date as the record date fixed by the Company, if any, to the extent practicable, or (y) if different from the record date fixed by the Company, be as near as practicable to the record date fixed by the Company or, if more than five (5) business days after such record date, be fixed after consultation with the Company (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting or (iii) who shall be responsible for any fees or charges assessed by the Depositary pursuant to the Deposit Agreement, or (b) on or after which each American Depositary Share will represent the changed number of Shares, or (c) for any other purpose under the Deposit Agreement.  Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of the Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, to give voting instructions and to act in respect of any other such matter or be obligated in respect of any fees, charges or other matters hereunder.

16.	VOTING OF DEPOSITED SECURITIES.

(a)           Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company, as soon as practicable thereafter, mail to the Owners a notice, which shall contain:

(i)           such information (or a summary thereof) as is contained in such notice of meeting received by the Depositary from the Company;

(ii)           a statement that each Owner as of the close of business on a specified record date will be entitled, subject to any applicable provisions of Norwegian law, the articles of association (or similar document) of the Company and according to the rules of the Foreign Registrar, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by that Owners' Receipts provided that such Owner is, or is acting upon the instruction of, the Beneficial Owner of such Deposited Securities if that Owner is registered as a shareholder of the Company with the Foreign Registrar prior to the meeting; and

(iii)           a statement as to the manner in which such instructions may be given.

(b)           Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under Norwegian law, the Deposit Agreement, the provisions of the articles of association (or similar document) of the Company and the rules of the Foreign Registrar to:

(i)           cause the number of Deposited Securities underlying that Owner’s American Depositary Shares to which that Owner’s request relates to be temporarily registered in the records of the Foreign Registrar in the name of the Beneficial Owner or Beneficial Owners specified by that Owner on the condition that the Foreign Register will re-register those Deposited Securities immediately after conclusion of the shareholders’ meeting in the name of the Depositary or its nominee or the Custodian or its nominee;

(ii)           notify the Company of its intention to vote the amount of Shares or other Deposited Securities referred to in clause (b)(i) above; and

(iii)           as proxy, to vote or cause to be voted , or otherwise to give effect to the written request of that Owner by voting or causing to be voted, the amount of Shares or other Deposited Securities referred to in clause (b)(i) above in accordance with  instructions set forth in such request.
(c)           The Depositary shall not attempt to carry out a voting instruction with respect to American Depositary Shares unless the Owner of those American Depositary Shares:

(i)           either:

(A)           the Owner of those American Depositary Shares states in its voting instruction that it is the Beneficial Owner of those American Depositary Shares; or

(B)           the voting instruction identifies the Beneficial Owner or Beneficial Owners of those American Depositary Shares; and

(ii)           the Owner of those American Depositary Shares either:

(A)           agrees with the Depositary that the Depositary will block registration of transfer of the Receipt evidencing those American Depositary Shares; or

(B)           delivers those American Depositary Shares to a blocked account with DTC for the account of the Depositary and notifies the Depositary that those American Depositary Shares are being held in a blocked account;

until the conclusion of the meeting at which voting rights are to be exercised on behalf of that Owner; and

(iii)           the voting instruction sets forth the date upon which it was signed.

(d)           The Depositary shall not vote any Deposited Securities other than in accordance with instructions received from Owners.

(e)           The Depositary will not charge Owners for taking the actions specified in subsections (b) and (c) above in connection with shareholders’ meetings.

(f)           Subject to the rules of any securities exchange or automated inter-dealer quotation system on which American Depositary Shares or the Deposited Securities represented thereby are listed or quoted, upon a written request by the Company, the Depositary shall deliver, at least two business days prior to the date of a shareholders’ meeting, to the Company, copies of all instructions received from Owners in accordance with which the Depositary will vote, or cause to be voted, Deposited Securities at that meeting.  Delivery of instructions will be made at the expense of the Company (unless otherwise agreed in writing by the Company and the Depositary).

17.	CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or its nominee or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.	LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner, Beneficial Owner or  third party (i) by reason of any provision of any present or future law or regulation of the United States, any state thereof, Norway or any other country, or of any other governmental or regulatory authority, or by reason of any provision, present or future, of the articles of association or other constituent documents of the Company, or by reason of any provision of or governing any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company or their respective controlling persons or agents shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty or restraint on account of doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Owner,  Beneficial Owner or third party by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, or (iii) for any action or inaction of the Depositary, the Custodian or the Company or their respective controlling persons or agents in reliance upon any written notice, request, opinion or other document believed by it to be genuine and to have been signed or presented by the proper party or parties, or (iv) for the inability by an Owner or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners of American Depositary Shares.

Where, by the terms of a distribution pursuant to Section 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary, after consultation with the Company, shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.  Neither the Company nor the Depositary nor their respective agents assume any obligation or shall be subject to any liability under the Deposit Agreement or under this Receipt to Owners or Beneficial Owners of Receipts or any other persons (except for the Company’s and the Depositary’s obligations specifically set forth in Section 5.8), except that the Company and the Depositary each agree to perform their obligations specifically set forth in the Deposit Agreement without gross negligence or willful misconduct.  The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities.    Neither the Depositary nor the Company nor their respective controlling persons or agents shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner of a Receipt, authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information.

Neither the Depositary nor the Company, nor any of their respective controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

In no event shall the Depositary, the Company or any of their respective directors, officers, employees, agents  and/or affiliates, or any of them, be liable for any indirect, special, punitive or consequential damages to the Owners, Beneficial Owners or other third parties.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. .  The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Owners or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of American Depositary Shares, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement, for any foreign exchange exposure or loss incurred in connection with any sale of securities or for the failure or timeliness of any notice from the Company. The Depositary and its agents shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without gross negligence or willful misconduct while it acted as Depositary.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.	RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by 120 days’ prior written notice of such removal, to become effective upon the later of (i) the 120th day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  Whenever the Depositary in its discretion determines that it is appropriate to do so, it may appoint a substitute or additional custodian or custodians.

20.	AMENDMENT.

The form of the Receipts, the Receipts outstanding at any time and any provisions of the Deposit Agreement may at any time and from time to time be amended by written agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners in any respect which the Company and the Depositary may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise materially prejudice any substantial existing right of Owners or Beneficial Owners, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts. The parties to the Deposit Agreement (including, without limitation, Owners and Beneficial Owners) agree that any amendments which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or the Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Owners, shall be deemed not to materially prejudice any substantial rights of Owners or Beneficial Owners. Every Owner and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such Receipt or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations.  Such amendment to the Deposit Agreement in such circumstances may become effective before a notice of such amendment is given to Owners or within any other period of time as required for compliance with such laws, rules or regulations.

21.	TERMINATION OF DEPOSIT AGREEMENT.

The Depositary at any time at the direction of the Company, shall terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Principal Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and except as provided in Section 5.08 of the Deposit Agreement.  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

22.	SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES.

In the Deposit Agreement, the Company has (i)  irrevocably designated and  appointed Corporation Service Company (CSC), 1180 Avenue of the Americas, Suite 210, New York, New York 10036 in the State of New York, as the Company’s authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, (ii) irrevocably consented and submitted to the jurisdiction of any state or federal court in the City of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process by mail upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

The Company has irrevocably and unconditionally waived, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in Section 7.06 of the Deposit Agreement, and has further irrevocably and unconditionally waived and agreed not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

To the extent that the Company or any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN RECEIPTS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE AMERICAN DEPOSITARY RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

23.	DISCLOSURE OF BENEFICIAL OWNERSHIP.

The Company may from time to time request Owners to provide information (a) as to the capacity in which such Owners own or owned American Depositary Shares, (b) regarding the identity of any other persons then or previously interested in such American Depositary Shares and (c) the nature of such interest and various other matters.  Each Owner agrees to provide any information requested by the Company or the Depositary pursuant to Article to the extent that such information is reasonably available to such Owner and the disclosure of such information would be permitted by applicable law.

24.	UNCERTIFICATED AMERICAN DEPOSITARY SHARES; DTC DIRECT REGISTRATIAON SYSTEM.

Notwithstanding anything to the contrary in the Deposit Agreement:

(a)           American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to the Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.

(b)           (i)           The term "deliver", or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor ("DTC"), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person,  (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Principal Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(ii)           The term "surrender", when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Principal Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt  or (C) surrender to the Depositary at its Principal Office of one or more Receipts evidencing American Depositary Shares.

(c)           American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.

(d)           The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and DRS/Profile as provided in subsection (f) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and DRS/Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e)           Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f)           (i)           The parties acknowledge that the Direct Registration System ("DRS") and Profile Modification System ("DRS/Profile") shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  DRS/Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii)           In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.